Exhibit 10.1

Georgia Department of
Community Health		2 Peachtree Street, NW
Atlanta, GA 30303-3159
Rhonda M. Medows, MD, Commissioner	Sonny Perdue, Governor	www.dch.georgia.gov

June 13, 2008

Sent Via:  Certified Mail; Return Receipt Requested

Mike Cadger
Peach State Health Plan
3200 Highland Pkwy., SE
Suite 300
Smyrna, Georgia 30082

Re:           NOTICE OF RENEWAL FOR FISCAL YEAR 2009
Contract #0653 Medicaid Managed Care

Dear Mr. Cadger:

This letter serves as written notice that the Georgia Department of Community Health (hereinafter “DCH” or the “Department”) is exercising its option to Renew the above-referenced contract for an additional State Fiscal year, subject to the terms and conditions of the underlying contract (the “Contract”) and any applicable subsequent amendments.  The Contract, as renewed, shall terminate on June 30, 2009.  All terms and conditions of the contract, including reimbursement, shall remain as stated in the original contract and any amendments thereto.

Please contact me at (404)-463-0348 or via email at pgordon@dch.ga.gov should you have any questions or require additional information.  We look forward to continuing with your contract in Fiscal Year 2009.

            Sincerely,

            /s/ Pamela Gordon

            Pamela Gordon
            Contract Specialist II

cc:           Clyde White, Director of Contracts
Mark Trail
Vendor Management
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